UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 13, 2006
LIN TV Corp.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-31311	05-0501252

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Four Richmond Square, Suite 200, Providence, Rhode Island	02906

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (401) 454-2880
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
Item 9.01 Financial Statements and Exhibits.
SIGNATURE
Press Release

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
On December 13, 2006 our Board of Directors elected Patti Hart to serve on our Board of Directors (our “Board”). Ms. Hart was elected as a class I director of our Board with a term expiring in 2007.
On December 13, 2006, the Board of Directors granted Ms. Hart an option to purchase 100,000 shares of our class A common stock in accordance with the terms of our Third Amended and Restated 2002 Non-Employee Director Stock Plan. The option was granted at an exercise price equal to the average of the high and low prices of our class A common stock on the New York Stock Exchange at the close of business on December 13, 2006, as provided by the terms of the Plan. The option will vest over a period of four years, with 25% of the option vesting on each anniversary of the grant date, beginning one year from the date of grant.
The Board has not yet made any determinations to appoint Ms. Hart to any committees of our Board. We will amend this Current Report on Form 8-K in the event that our Board makes such a determination.
Item 9.01 Financial Statements and Exhibits.
A copy of the press release issued on December 13, 2006, announcing Ms. Hart’s election to our Board of Directors, is attached to this Current Report on Form 8-K as Exhibit 99.1.
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

LIN TV Corp.
Date: December 13, 2006	By:	/s/ William A. Cunningham
		Name:	William A. Cunningham
		Title:	Vice President and Controller